UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 8, 2004
(July 8, 2004)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

         Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9.   Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

On July 8, 2004, Storage Technology Corporation (“StorageTek”) issued a press release announcing preliminary second quarter results. A copy of the press release is furnished as Exhibit 99.1 to this report.

On July 8, 2004, StorageTek issued a press release announcing an increased stock repurchase program. A copy of the press release is furnished as Exhibit 99.2 to this report.

99.1	Press Release, dated July 8, 2004, announcing preliminary second quarter results.

99.2	Press Release, dated July 8, 2004, announcing an increased stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2004	Storage Technology Corporation By: /s/ Thomas G. Arnold —————————————— Vice President, Corporate Controller

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